UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):      November 21, 2005

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                              HASBRO, INC.

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         (Exact name of registrant as specified in its charter)

 RHODE ISLAND                    1-6682                    05-0155090

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  (State of                   (Commission                 (IRS Employer

Incorporation)                File Number)             Identification No.)

1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862

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 (Address of Principal Executive Offices)                  (Zip Code)

                             (401) 431-8697

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           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of

 Directors; Appointment of Principal Officers.

     On November 21, 2005 Hasbro, Inc. (the “Company”) announced that E. David Wilson, the President of the Company’s Games Segment and Executive Vice President of Global Business Integration, would be retiring from the Company on December 31, 2005.  The Company also announced that Frank P. Bifulco, Jr., age 55, will replace Mr. Wilson as President of the Games Segment upon Mr. Wilson’s retirement.   Mr. Bifulco joined the Company on June 9, 2003 as President of U.S. Games.  Before joining the Company, Mr. Bifulco was the Senior Vice President and Chief Marketing Officer of The Timberland Company from January 2001.  Prior thereto, Mr. Bifulco was the Senior Vice President of Sales and Chief Marketing Officer for ICG Commerce, a provider of comprehensive Internet-enabled procurement services.  Mr. Bifulco is party to a change in control agreement with the Company in the form that has been filed as Exhibit 10(bb) to the Company’s Annual Report on Form 10-K for the year ended December 26, 2004.  A copy of the November 21, 2005 press release, announcing the upcoming retirement of Mr. Wilson and promotion of Mr. Bifulco, is attached to this report as Exhibit 99.

Item 9.01  Financial Statements and Exhibits

(c)

Exhibits

99 Press Release, dated November 21, 2005, of Hasbro, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.

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                                             (Registrant)

Date: November 22, 2005                  By:  /s/ Alfred J. Verrecchia

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                                              Alfred J. Verrecchia

                                              President and

                                              Chief Executive Officer

Hasbro, Inc.

Current Report on Form 8-K

Dated November 22, 2005

Exhibit Index

Exhibit

No.

99

Press Release, Dated November 21, 2005, of Hasbro, Inc.